                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    February 13, 1998



                                 SERACARE, INC.
         ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

    Delaware                       0-21781                    95-4343492
---------------                  ------------              ----------------
(State or other                  (Commission               (I.R.S. Employer
jurisdiction of                  File Number)              Identification
incorporation)                                             Number)


1925 Century Park East, Suite 1970, Los Angeles, California       90067
-----------------------------------------------------------     ----------
     (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (310) 772-7777
                                                     --------------


                                Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Total sequentially numbered pages in this document: __.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

             (1) Unaudited Combined Financial Statements of Consolidated
                 Technologies, Inc. and Affiliate for the nine months ended September 30, 1997 and 1996.

                   a. Combined Balance Sheet as of September 30, 1997 and 1996.

                   b. Combined Statement of Operations for the nine months
                      ended September 30, 1997 and 1996.

                   c. Combined Statement of Stockholders' Deficit for the
                      nine months ended September 30, 1997 and 1996.

                   d. Combined Statement of Cash Flows for the nine months
                      ended September 30, 1997 and 1996.

                   e. Notes to Combined Financial Statements.

             (2) Unaudited Financial Statements of Western States Group, Inc.
                 for the nine months ended November 30, 1997 and 1996.

                   a. Balance Sheet as of November 30, 1997 and 1996.

                   b. Statement of Operations for the nine months ended
                      November 30, 1997 and 1996.

                   c. Statement of Stockholders' Equity for the periods ended
                      November 30, 1997 and 1996.

                   d. Statements of Cash Flows for the nine months ended
                      November 30, 1997 and 1996.

                   e. Notes to  Financial Statements.

        (b) PRO FORMA FINANCIAL INFORMATION

             1. Unaudited Pro forma Balance Sheet as of November 30, 1997.

             2. Unaudited Pro forma Consolidated Statement of Operations for the nine months ended November 30, 1997.

             3. Unaudited Pro forma Consolidated  Statement of Operations for the year ended February 28, 1997.

        (c) EXHIBITS

              1. Exhibit 2.2 - Consent of BDO Seidman LLP.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SERACARE, INC.

Date: March 12, 1998              By:  /s/ BARRY D. PLOST
                                       -------------------------------
                                       Barry D. Plost
                                       Chairman of the Board, President
                                        and Chief Executive Officer

                                   By: /s/ JERRY L. BURDICK
                                       -------------------------------
                                       Jerry L. Burdick
                                       Executive Vice President and
                                        Chief Financial Officer

ITEM 7. (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

        (1) Unaudited Combined Financial Statements of Consolidated Technologies, Inc. and Affiliate for the nine months ended September 30, 1997 and 1996.

              a. Combined Balance Sheet as of September 30, 1997 and 1996.
              b. Combined Statement of Operations for the nine months ended
                 September 30, 1997 and 1996.
              c. Combined Statement of Stockholders' Deficit for the nine months ended September 30, 1997 and 1996.
              d. Combined Statement of Cash Flows for the nine months ended
                 September 30, 1997 and 1996.
              e. Notes to Combined Financial Statements.

        (2) Unaudited Financial Statements of Western States Group, Inc. for the nine months ended November 30, 1997 and 1996.

              a. Balance Sheet as of November 30, 1997 and 1996.
              b. Statement of Operations for the nine months ended November 30,
                 1997 and 1996.
              c. Statement of Stockholders' Equity for the periods ended
                 November 30, 1997 and 1996.
              d. Statements of Cash Flows for the nine months ended November 30,
                 1997 and 1996.
              e. Notes to  Financial Statements.

         CONSOLIDATED TECHNOLOGIES, INC.
                          AND AFFILIATE

                                                  COMBINED FINANCIAL STATEMENTS
                                                                    (UNAUDITED)

                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE

                                                                       CONTENTS

FINANCIAL STATEMENTS

     Combined balance sheets                                            3-4

     Combined statements of operations                                    5

     Combined statements of stockholders' deficit                         6

     Combined statements of cash flows                                  7-8

     Summary of significant accounting policies                        9-12

     Notes to combined financial statements                           13-19


SEPTEMBER 30,                                         1997           1996

ASSETS (NOTE 5)
CURRENT
     Cash and cash equivalents                    $   20,045     $  198,446
     Trade accounts receivable                       222,552         70,438
     Accounts receivable - related party (Note 9)     30,409         63,377
     Inventories (Note 1)                            992,440        657,898
     Notes receivable - related party (Note 9)             -         84,865
     Prepaid expenses and other assets                70,184         24,044

Total current assets                               1,335,626      1,099,068


PROPERTY AND EQUIPMENT - NET (NOTE 2)                404,799        405,101


OTHER ASSETS
     Note receivable - stockholder (Note 4)          250,391        246,404
     Restricted cash (Note 6)                        156,446        156,692
     Note receivable - officers (Note 9)              52,483         55,433
     Investment in joint venture (Note 3)             94,950         91,123
     Other assets (Note 9)                           112,008         51,761

Total other assets                                   666,278        601,413



                                                  $2,406,703     $2,105,582

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                                        COMBINED BALANCE SHEETS


SEPTEMBER 30,                                         1997           1996


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                             $  161,835     $  113,824
     Accounts payable - related party (Note 9)             -        224,000
     Accrued liabilities                             145,757        129,191
     Current maturities under capital lease
      obligation (Note 8)                             16,477         25,000
     Notes payable (Note 5)                          307,071        428,843
     Unsecured loan - related party (Note 9)         264,000              -

Total current liabilities                            895,140        920,858

BONDS PAYABLE (NOTE 6)                             1,000,000      1,000,000
NOTE PAYABLE - RELATED PARTY (NOTES 7 AND 9)         599,042        278,362
CAPITAL LEASE OBLIGATION (NOTE 8)                          -         18,005

Total liabilities                                  2,494,182      2,217,225

COMMITMENTS AND CONTINGENCY (NOTES 8, 10 AND 11)

STOCKHOLDERS' DEFICIT
     Common stock:
       Class A, no par value, 1,000,000 shares
        authorized, 163,500 shares issued and
        outstanding                                   163,500        163,500
       Class B, no par value, 1,000,000 shares
        authorized, 163,500 shares issued and
        outstanding                                   163,500        163,500
       $1 par value, 10,000 shares authorized,
        1,389 shares issued and outstanding             1,389          1,389
       Additional paid-in capital                     500,078        500,078
       Accumulated deficit                           (915,946)      (940,110)

Total stockholders' deficit                           (87,479)      (111,643)

                                                   $2,406,703     $2,105,582

                    SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                    AND NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                 CONSOLIDATED TECHNOLOGIES, INC.
                                                                   AND AFFILIATE
                                                                     (UNAUDITED)
                                               COMBINED STATEMENTS OF OPERATIONS


NINE MONTHS ENDED SEPTEMBER 30,                       1997           1996

REVENUE:
     Product                                      $2,377,550     $2,469,147
     Services                                        132,009         79,945
     Other                                            27,085         73,450

Total revenue                                      2,536,644      2,622,542

Cost of revenue                                    2,084,118      1,862,450

GROSS PROFIT                                         452,526        760,092

Operating expenses:
     Salaries, wages and employee benefits           545,869        411,032
     General and administrative expenses             198,932        152,665
     Consulting services (Note 9)                          -         65,000

TOTAL OPERATING EXPENSES                             744,801        628,697

OPERATING INCOME (LOSS)                             (292,275)      (131,395)

OTHER INCOME (EXPENSE):
     Equity in earnings of joint venture (Note 3)    483,987        375,871
     Interest and other income                        63,416         41,444
     Interest and other expenses                    (180,247)      (154,708)

TOTAL OTHER INCOME                                   367,156        262,607

NET INCOME                                        $   74,881     $  394,002


                    SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                    AND NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                   COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT


                                    CONSOLIDATED TECHNOLOGIES, INC.     CONE BIOTECH
                                                                                         ADDITIONAL
                                             COMMON STOCK                   COMMON        PAID-IN         ACCUMULATED
                                       CLASS A          CLASS B              STOCK        CAPITAL           DEFICIT
                                    -------------    -------------      ------------     ----------       -----------

Balance, January 1, 1996              $163,500         $163,500             $1,389        $500,078        $(1,334,112)

Net income                                                                                                    357,923


Balance, September 30, 1996            163,500          163,500              1,389         500,078           (394,002)

Balance, January 1, 1997               163,500          163,500              1,389         500,078           (984,827)

Distribution to shareholder                                                                                    (6,000)

Net income                                                                                                     74,881

Balance, September 30, 1997           $163,500         $163,500             $1,389        $500,078          $(915,946)

                SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                              COMBINED STATEMENTS OF CASH FLOWS


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

NINE MONTHS ENDED SEPTEMBER 30,                            1997         1996

OPERATING ACTIVITIES:
     Net income                                         $  74,881    $ 394,002
     Adjustments to reconcile net income to net
      cash provided by (used in) operating activities:
        Depreciation and amortization                      84,961       80,544
        Undistributed earnings of affiliate               (58,988)     (31,872)
        Changes in operating assets and liabilities:
         Trade accounts receivable                       (107,176)      11,474
         Accounts receivable, related party                 2,674       26,693
         Inventories                                     (212,356)    (286,689)
         Prepaid expenses and other assets                (43,028)      (9,753)
         Other assets                                           -            -
         Accounts payable                                 (28,692)       3,841
         Accrued liabilities                               86,032       52,055

Net cash provided by operating activities                (201,692)     240,295

INVESTING ACTIVITIES:
     Capital expenditures                                 (88,565)     (23,706)
     Increase in note receivable from stockholder               -     (134,278)
     Increase in note receivable, related party            82,224      (84,865)
     Repayment on (increase in) note receivable-officers    6,119       22,773
     Net decrease (increase) in other assets              (58,671)     (18,086)
     Distribution to stockholder                           (6,000)           -

Net cash used in investing activities                     (64,893)    (238,162)

                                       7

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                              COMBINED STATEMENTS OF CASH FLOWS


INCREASE IN CASH AND CASH EQUIVALENTS
NINE MONTHS ENDED SEPTEMBER 30,                                      1997           1996

FINANCING ACTIVITIES:
     Proceeds from issuance of long-term debt-related party          260,307      1,074,000
     Proceeds from unsecured loan-related party                    1,066,000        614,000
     Principal payments on unsecured loan-related party             (902,000)      (390,000)
     Principal payments on long-term debt-related party             (100,958)    (1,074,000)
     Principal payments on long-term debt                            (91,999)       (83,891)
     Principal payments under capital lease obligation               (20,364)       (18,490)

Net cash used in financing activities                                210,986        121,619

Net decrease/increase in cash and cash equivalents                   (55,599)       123,753

Cash and cash equivalents at beginning of period                      75,639         74,693

Cash and cash equivalents at end of period                         $  20,041    $   198,446

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     Interest paid                                                 $ 150,000    $   150,000
     Interest received                                             $  20,000    $     8,000

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITY:

     Conversion of accounts payable to note payable                $ 439,693    $         -


                    SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                    AND NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF            Consolidated Technologies, Inc. and its affiliate, Conco
BUSINESS             Associates, Inc. dba Cone Biotech (the "Companies")
                     develop and manufacture intermediate biological materials, in vitro diagnostics products and proficiency testing specimens. The Companies market their products and services to manufacturers and suppliers of in vitro diagnostics and providers of proficiency testing programs throughout the United States.

                     The intermediate biological materials processed by the Companies are used in the formulation of in vitro diagnostics having applications in laboratory disciplines such as immunology, clinical chemistry, toxicology and infectious disease. Proficiency testing specimens manufactured from the intermediate biological materials are primarily used in evaluating the performance of laboratories in testing for substances included in the specimens.

PRINCIPLES OF        The accompanying combined financial statements include
COMBINATION          the accounts of Consolidated Technologies, Inc. ("CTI")
                     and Cone Biotech ("CB"), both of which are under common control. All material intercompany balances and transactions are eliminated.

INVESTMENT IN        CB uses the equity method to account for its investment
JOINT VENTURE        in a 50% owned joint venture.

INVENTORIES          Inventories, which primarily consist of blood plasma as
                     raw materials and proficiency testing kits as finished goods, are valued at the lower of cost or market. Cost is determined by the first-in, first-out ("FIFO") method.

PROPERTY,            Property and equipment are stated at cost and are
EQUIPMENT,           depreciated over the estimated useful lives of five to
DEPRECIATION AND     seven years using the double declining balance method.
AMORTIZATION         Leasehold improvements are recorded at cost and are
                     amortized using the straight-line method, over the lesser of the estimated useful lives of the property or the lease term.

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES         The Companies have elected S Corporation filing status for federal income tax purposes. Accordingly, no provision for federal income taxes is required. Stockholders are taxed individually on their pro rata share of respective corporate earnings.

CASH AND CASH        For purposes of reporting cash flows, the Companies
EQUIVALENTS          consider certificates of deposit purchased with an
                     original maturity of three months or less to be cash equivalents. Cash includes cash on hand and in banks.

ACCOUNTING           The preparation of financial statements in conformity with
ESTIMATES            generally accepted accounting principles requires
                     management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF        CASH AND CASH EQUIVALENTS. The carrying amounts at
FINANCIAL            September 30, 1997 and 1996 approximates the fair value
INSTRUMENTS          because of the short maturity of those investments.

                     NOTES RECEIVABLE. Based on discounted cash flows, the fair values of the notes receivable approximates the carrying value at September 30, 1997 and 1996.

                     LONG-TERM DEBT. Based on borrowing rates currently available to the Companies for bank loans with similar terms and average maturities, the fair value of long-term debt, including the current portion thereof, approximates its carrying value at September 30, 1997 and 1996.

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


LONG-LIVED           In accordance with SFAS 121, "Accounting for the Impairment
ASSETS               of Long-Lived Assets and for Long-Lived Assets to be
                     Disposed Of", management reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. As part of this assessment, management prepares an analysis of the undiscounted cash flows for each product that has significant long-lived or intangible asset values associated with it. This analysis for the asset values as of December 31, 1996 and 1995 indicated there was no impairment to these assets' carrying values.

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                         NOTES TO COMBINED FINANCIAL STATEMENTS

1. INVENTORIES       Inventories consist of the following at September 30:


                                                          1997               1996

                      Raw materials                     $ 422,001         $ 172,176
                      Work-in-process                      95,238            74,038
                      Finished goods                      475,201           411,684

                                                        $ 992,440         $ 657,898

2. PROPERTY AND      Property and equipment consist of the following at
   EQUIPMENT         September 30:

                                                           1997               1996

                      Land                            $       250       $       250
                      Machinery and equipment           1,060,718           956,448
                      Buildings and improvements          251,721           247,133
                      Equipment under capital lease       118,200           118,200
                      Furniture and fixtures              102,401           101,134

                                                        1,533,290         1,423,165
                      Accumulated depreciation
                       and amortization                (1,128,491)       (1,018,064)

                                                      $   404,799       $   405,101


                      Depreciation and amortization expense on property and equipment were $75,050 and $70,632 in 1997 and 1996, respectively, and were included in general and administrative expenses.

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                         NOTES TO COMBINED FINANCIAL STATEMENTS

3. INVESTMENT        In November 1993, CB and Serafy Laboratories, Inc.
   IN JOINT          ("Serafy") signed a limited partnership agreement and
   VENTURE           formed Seracon Diagnostics Company ("Seracon"). CB owns
                     50% of Seracon. Seracon was formed to manufacture, label, package and distribute specimens pursuant to an agreement between CTI, Seracon, Serafy and the College of American
                     Pathologists ("CAP"). In general, Seracon provides specimens, test materials and related services for CAP's
                     Interlaboratory Comparison Survey Program.

                     Following is a summary of financial position and results of operations of Seracon for the years ended September 30:


                                                    1997                1996
                     Total assets                $  255,464          $  314,218

                     Current liabilities         $   65,563          $  131,970
                     Partners' capital              189,901             182,248

                     Total liabilities and
                       Partners' capital         $  255,464          $  314,218

                     Sales                       $3,054,170          $3,388,114

                     Net income                  $  967,974          $  751,743

                     CB's proportionate share
                      of earnings                $  493,987          $  375,871

                                       13

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                         NOTES TO COMBINED FINANCIAL STATEMENTS

4. NOTES             In January of 1996, CB signed an unsecured draw note with
   RECEIVABLE -      its sole stockholder.  The balance of this note was
   STOCKHOLDER       $250,391 at September 30, 1997 and 1996. The stated annual interest rate is 7%. This note will mature on January 17, 1998. Accrued interest as of September 30, 1997 and 1996 was $41,903 and $12,717.

5. NOTES             Notes payable consist of the following at September 30:
   PAYABLE

                                                                 1997          1996

                     CB note payable to Minstar, Inc.,
                     in default and due on demand, guaranteed
                     by a stockholder, stated interest rate
                     is 3.61%, principal and accrued interest
                     were due on September 1994                 $ 45,070     $ 78,628

                     CTI note payable to First Commercial
                     Capital, Inc., in technical default,
                     collateralized by accounts receivable,
                     inventory, equipment, guaranteed by a
                     majority stockholder and guaranteed
                     85% by SBA, monthly installments are
                     $11,199, interest is prime plus 2.5%,
                     matures December 2000                       262,001      350,215

                                                                $307,071     $428,843

                                       14

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                         NOTES TO COMBINED FINANCIAL STATEMENTS

5. NOTES             Prime rate at September 30, 1997 and 1996 was 8.5%.
   PAYABLE
   (CONTINUED)       The loan agreement with First Commercial Capital (the
                     "Lendor") contains various covenants pertaining to maintenance of certain financial ratios, restriction of additional business debt, compensation and dividend restrictions. At September 30, 1997 and 1996, CTI was in breach of the compensation restrictions and additional business debt covenants. Under the terms of the agreement, the Lendor may call the loan if the company is in violation of any covenants. As of March 9, 1998, the Lendor had not waived these requirements. Accordingly, the entire amount of the note, $262,001 and $350,215, respectively, was included in current liabilities at September 30, 1997 and 1996, respectively.

6. BONDS             Bonds payable consists of the following at September 30:
   PAYABLE


                                                               1997           1996
                      CB bonds payable, collateralized
                      by any and all assets, guaranteed
                      by Minstar, Inc., interest due
                      semi-annually at 13.75% per
                      annum, matures December 2001          $1,000,000     $1,000,000

                      According to the bond covenants, a minimum of $150,000 is required to be held in escrow from which semi-annual interest to bondholders is paid.


7. NOTE PAYABLE       On January 1, 1997, CTI restructured an unpaid accounts
   RELATED PARTY      payable balance into a signed, unsecured note. The note
                      payable accrues interest at 8 1/2%, principal and interest payments are due in semi-monthly installments of $6,250 commencing December 1998. The outstanding balance of the note payable, related party at September
                      30, 1997 was $599,242.

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                         NOTES TO COMBINED FINANCIAL STATEMENTS

8. LEASES            As of September 30, 1997, future minimum lease payments
                     related to the rental of office and manufacturing facilities and equipment are as follows:

                                                    OPERATING           CAPITAL
                      1997                           $ 63,299         $  5,253
                      1998                            255,889           11,224
                      1999                            231,224                -
                      2000                             22,306                -
                      2001                             21,510                -
                      Later years                      14,340                -

                      Total minimum lease payments   $608,568           16,477

                      Less:  current portion                           (16,477)

                      Long-term lease obligations                     $      -

                      The Companies follow the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases", in determining the criteria for capital leases. Leases that do not meet such criteria are classified as operating leases and are charged to expense in the year incurred. Capital lease amortization expense was $8,812 and $17,750 at September 30, 1997 and 1996, respectively.

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                         NOTES TO COMBINED FINANCIAL STATEMENTS

9. RELATED            During 1996, CTI purchased approximately 46% respectively,
   PARTY              of its raw materials from Cone BioProducts. This supplier
   TRANSACTIONS       is controlled by a relative of an officer and stockholder
                      of CTI. At September 30, 1997 and 1996, amounts due to the supplier included in notes payable, related party and accounts payable, related party were approximately
                      $599,042 (see Note 7) and $343,362, respectively. Cone
                      BioProducts provides consulting services and direct management assistance to the Companies. Fees and expenses paid to Cone BioProducts amounted to $90,000 for the nine months ended September 30, 1997 and 1996 and are included in the cost of revenue.

                      An officer of CTI served as a consultant to CTI on various aspects of CTI's business issues. Fees paid for these services by CTI during the nine months ended September 30, 1996 was approximately $65,000.

                      CTI owns a 30% interest in Cenetron. CTI also has a note receivable from the entity, with the outstanding principal and accrued interest at 9.75% due and payable at June 30, 1997. The unpaid balance on this note at September 30, 1996 was approximately $85,000. The remaining balance of this note was collected in March of 1997. The investment in Cenetron is carried at cost and is included in other assets in the accompanying combined balance sheets. The accrued interest is included in prepaid expenses and other assets at September 30, 1996.

                      CB conducts some of its operations through a joint venture in the form of a partnership, which is principally accounted for using the equity method, discussed in more detail in Note 3. Included in CB's revenues for 1997 and 1996 are equity in income of the joint venture of approximately $494,000 and $376,000, respectively. In addition, CTI sold approximately $1.1 million and $1.3 million of goods to the joint venture during 1997 and 1996, respectively. Trade receivables from the joint venture at September 30, 1997 and 1996, were approximately $15,409 and $30,895, respectively.

                                                 CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                         NOTES TO COMBINED FINANCIAL STATEMENTS

                     Seracon and Proficiency Testing Services ("PTS") have common ownership. During 1996, PTS made a $224,000 advance to CTI. According to the verbal agreement, CTI is required to repay the unsecured loan plus accrued interest of 9.5% per annum on demand.

                     In December of 1993, CB agreed to loan up to $60,000 to an officer of CB with unpaid principal and accrued interest at 10% due and payable by December 12, 1998. Under this agreement, CB loaned approximately $37,500 to this officer in 1996. Unpaid principal balance and accrued interest due CB in connection with the note receivable at September 30, 1997 and 1996 are approximately $52,000 and $52,000, respectively.

10. CONCENTRATION    Plasma collection, storage, labeling and distribution
    OF CREDIT        activities are subject to strict regulation and licensing
    RISK AND         by the U.S. Food and Drug Administration ("FDA"). The
    SIGNIFICANT      Companies's facilities are subject to  periodic inspection
    CUSTOMERS        by the FDA. Failure to comply or correct deficiencies with applicable laws or regulations could subject the Companies to enforcement action, including product seizures, recalls, center or facility closure, license revocations and civil and criminal penalties. Any future enforcement action by the FDA could have a material adverse effect on the Companies' business.

                     Laws and regulations with similar substantive and enforcement provisions are also in effect in many of the states and municipalities where the Companies do business. Any change in existing federal, state or municipal laws or regulations, or in the interpretation or enforcement thereof, or the promulgation of any additional laws or regulations could have an adverse effect on the Companies' business.

                     Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No. 105, consist primarily of accounts receivable.

                     Approximately 86% and 90% of the net sales were made to three customers in 1997 and 1996, respectively.

                                                 CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE
                                                                    (UNAUDITED)
                                         NOTES TO COMBINED FINANCIAL STATEMENTS

11. SUBSEQUENT       On January 1, 1997, CTI purchased all of the assets of Cone
    EVENTS           BioProducts (a proprietorship) for $260,307. Consideration included two promissory notes in the amount of $63,224 and $197,083. The first note matured June 1, 1997 and was paid on June 1, 1997. The second note will mature on November
                     16, 1998. In addition, the sole proprietor of Cone
                     BioProducts was granted an exclusive right and option to purchase 33 1/3% of the total outstanding shares of CTI's common stock for $482,000. This option may be exercised at any time CTI receives an offer to sell at least 51% of CTI's common stock. The sole proprietor of Cone
                     BioProducts is related to the sole owner of CTI.

                     On February 13, 1998, the stockholders of the Companies sold substantially all of the Companies'operating assets - excluding cash and accounts receivable, but including inventories, leasehold interests, and equipment to a third party for cash and stock in a publicly-traded Company. According to the Asset Purchase Agreement, all accounts payable, accrued liabilities and notes payable, including revolving lines of credit were not be assumed by the purchaser. Certain key executives received multi-year employment agreements.

                                      THE WESTERN STATES GROUP, INC.





                                                FINANCIAL STATEMENTS
                                                         (UNAUDITED)
                       NINE MONTHS ENDED NOVEMBER 30, 1997 AND 1996

                                                  THE WESTERN STATES
                                                         GROUP, INC.





                                                FINANCIAL STATEMENTS
                                                         (UNAUDITED)
                       NINE MONTHS ENDED NOVEMBER 30, 1997 AND 1996

                                      THE WESTERN STATES GROUP, INC.
                                                         (UNAUDITED)

                                                                CONTENT



               FINANCIAL STATEMENTS

                    Balance sheets                                  3-4

                    Statements of operations                          5

                    Statements of stockholders' equity                6

                    Statements of cash flows                        7-8


               NOTES TO FINANCIAL STATEMENTS                       9-15



                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                                  BALANCE SHEETS



NOVEMBER 30,                                                                                        1997                   1996
----------------------------------------------------------------------------------------------------------------------------------

ASSETS (Note 5)

CURRENT ASSETS
     Cash and equivalents                                                       $                   374,896     $          430,568
     Trade accounts receivables                                                                   1,315,762              1,044,379
     Other receivables                                                                                1,500                    250
     Inventory (Note 3)                                                                             433,238                608,349
----------------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                              2,125,396              2,083,546
----------------------------------------------------------------------------------------------------------------------------------


PROPERTY AND EQUIPMENT
     Office furniture and equipment                                                                  69,022                 68,009
     Less accumulated depreciation and amortization                                                  62,631                 60,089
----------------------------------------------------------------------------------------------------------------------------------


PROPERTY AND EQUIPMENT, net                                                                           6,391                  7,920
----------------------------------------------------------------------------------------------------------------------------------


OTHER ASSETS
     Other                                                                                           11,221                 11,221
     Investment in related party partnership (Note 2)                                                     -                389,630
----------------------------------------------------------------------------------------------------------------------------------

Total other assets                                                                                   11,221                400,851
----------------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                    $                 2,143,008     $        2,492,317
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                                  BALANCE SHEETS



NOVEMBER 30,                                                                                        1997                   1996
----------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                                       $         277,642    $         533,479
     Income taxes payable                                                                              54,412              263,000
     Other current liabilities                                                                              -               19,079
----------------------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                                             332,054              815,558
----------------------------------------------------------------------------------------------------------------------------------


DEFERRED INCOME TAXES (Note 6)                                                                              -              157,000

Total liabilities                                                                                     332,054              972,558
----------------------------------------------------------------------------------------------------------------------------------


COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY
     Common stock, no par value; 100,000 shares
       authorized, 1,000 issued and outstanding                                                         1,000                1,000
     Retained earnings                                                                              1,809,954            1,518,759
----------------------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                                                                          1,810,954            1,519,759
----------------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                  $       2,143,008    $       2,492,317
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


          SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                        STATEMENTS OF OPERATIONS



NINE MONTHS ENDED NOVEMBER 30,                           1997         1996
-------------------------------------------------------------------------------

NET SALES                                           $ 7,097,306     $5,177,180

COST OF SALES                                         5,344,977      3,905,583
-------------------------------------------------------------------------------

GROSS PROFIT                                          1,752,329      1,271,597

OPERATING EXPENSES
     Sales and marketing                                399,287        401,455
     General and administrative                       1,064,630        473,880
     Officer compensation (Note 2)                            -              -
-------------------------------------------------------------------------------

Total operating expenses                              1,463,917        875,335
-------------------------------------------------------------------------------

OPERATING INCOME                                        288,412        396,262

OTHER INCOME
     Related party partnership (Note 2)                  40,370            300
     Interest                                            12,654          7,199
-------------------------------------------------------------------------------

Total other income                                       53,024          7,499
-------------------------------------------------------------------------------

INCOME BEFORE INCOME TAX EXPENSE                        341,436        403,761

INCOME TAX EXPENSE (BENEFIT) (Note 6)                   136,000        116,223
-------------------------------------------------------------------------------

NET INCOME                                          $   205,436     $  287,538
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


          SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                              STATEMENTS OF STOCKHOLDERS' EQUITY
                                    NINE MONTHS ENDED NOVEMBER 30, 1997 AND 1996



                                                         COMMON STOCK                          RETAINED
                                                   SHARES           AMOUNT                     EARNINGS                      TOTAL
----------------------------------------------------------------------------------------------------------------------------------

BALANCE,
   March 1, 1996                                     1,000    $      1,000               $     1,231,221        $        1,232,221
Net income                                                                                       287,538                   287,538
----------------------------------------------------------------------------------------------------------------------------------

BALANCE,
  November 30, 1996                                  1,000           1,000                     1,518,759                 1,519,759

BALANCE,
  March 1, 1997                                      1,000           1,000                     1,588,154                 1,589,154
Net income                                                                                       205,436                   205,436
----------------------------------------------------------------------------------------------------------------------------------

BALANCE,
  November 30, 1997                                  1,000    $      1,000               $     1,809,954        $        1,810,954
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


          SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                        STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND EQUIVALENTS

NINE MONTHS ENDED NOVEMBER 30,                                                                      1997                    1996
----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                                 $          205,436         $        287,538
     Adjustments to reconcile net income (loss) to net
       cash (used in) provided by operating activities:
     Depreciation and amortization                                                                  1,531                    2,005
     Equity in net income of partnership investment                                               (40,370)
     Distribution of partnership interest as bonus                                                555,097
     (Increase) decrease from changes in:
          Trade accounts receivables                                                             (476,307)                (668,833)
          Other receivables                                                                        (1,500)                     250
          Inventory                                                                               (72,445)                  57,681
          Other assets                                                                                  -                    4,000
          Accounts payable                                                                        (70,060)                 340,559
          Accrued expenses                                                                        (19,079)                  12,769
          Income tax payable                                                                     (146,588)                (270,949)
----------------------------------------------------------------------------------------------------------------------------------

Net cash (used in) provided by operating activities                                               (64,285)                (234,980)
----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Investment in partnership                                                                          -                 (189,630)
     Purchase of equipment                                                                              -                        -
----------------------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                                                   -                 (189,630)
----------------------------------------------------------------------------------------------------------------------------------


                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                        STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND EQUIVALENTS

NINE MONTHS ENDED NOVEMBER 30,                                                                      1997                    1996
----------------------------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM FINANCING ACTIVITIES
     Repayment of line of credit                                                                        -
----------------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                                                   (64,285)               (424,610)

CASH AND EQUIVALENTS AT, beginning of period                                                      439,181                 744,943
----------------------------------------------------------------------------------------------------------------------------------

CASH AND EQUIVALENTS AT, end of period                                                 $          374,896        $        430,568
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
CASH PAID FOR:
     Interest                                                                          $                -        $
     Income taxes                                                                      $          201,000        $         81,000
----------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
During the nine months ended November 30, 1997, the Company distributed its investment in a related party partnership of approximately $555,000 to its principal officer-stockholder (see Note 2).
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


        SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                   NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF       GENERAL
    ACCOUNTING
    POLICIES         The Western States Group, Inc. (the Company) is engaged
                     in the worldwide sale, marketing and distribution of source plasma, specialty plasma and the marketing of di a gnostic test components. Sales through its TheraSource International Division are directed to the therapeutic products industry and sales through the Western States Plasma Company are directed to the diagnostics products industry. Both divisions are active worldwide with sales both within the United
                     States and outside the United States. The Company is a vendor approved supplier to numerous pharmaceutical and healthcare companies and is an FDA licensed distributor in the United States. Human source plasma distributed by the Company is primarily sold to fractionators who process the plasma into various therapeutic products such as clotting factors, albumin, immune globulin and various other derived products. The Company also markets and distributes a wide range of diagnostic and therapeutic products including many antibodies and other biological specimens. The Company obtains the plasma and other products it sells from FDA licensed plasma collection centers, from fractionators and from manufacturers of diagnostic components. The products are frequently shipped directly from the supplier to the customer.

                     The Company was incorporated in California in 1984.

                     REVENUE RECOGNITION

                     The Company recognizes revenue upon shipment of products to customers.

                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                   NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF       INVENTORY
    ACCOUNTING
    POLICES          Inventory is valued at the lower of cost or market.
    (CONTINUED)      Cost is determined by the first-in, fist-out (FIFO)
                     method.

                     PROPERTY AND EQUIPMENT

                     Property and equipment is stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the respective assets. Leasehold improvements are amortized using the straight-line method over the estimated life of the asset or the remaining term of the lease, whichever is shorter. The estimated useful lives of the assets range from 5 to 7 years.

                     CASH AND CASH EQUIVALENTS

                     The Company considers as cash and cash equivalents all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of 3 months or less.

                     FDA LICENSES

                     Food and Drug Administration ("FDA") licenses are required to operate as a distributor. The cost of acquiring FDA licenses was fully amortized by May 31, 1996.

                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                   NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF      FAIR VALUE OF FINANCIAL INSTRUMENTS
     ACCOUNTING
     POLICIES
     (CONTINUED)     Statement of Financial Accounting Standards No. 107,
                     "Disclosures About Fair Value of Financial
                     Instruments," requires disclosure of the fair value of certain financial instruments. Accounts receivable and accounts payable as reflected in the financial statements approximate fair value because of the short-term maturity othese instruments. The fair value of the investment in partnership cannot be estimated due to its related-party nature.

                     ACCOUNTING ESTIMATES

                     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

                     INCOME TAXES

                     The company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years which the differences are expected to reverse.

                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                   NOTES TO FINANCIAL STATEMENTS


2.  RELATED PARTY
    TRANSACTIONS

                     INVESTMENT IN PARTNERSHIP

                     At November 30, 1996, the Company had an investment of $389,630 in a partnership. The partnership was organized to invest in real estate and equities. During the nine months ended November 30, 1997, the Company distributed the interest in the partnership to the principal officer-stockholder as additional compensation. At the time of the distribution, the cost-basis of the Company's interest in the partnership was approximately $555,000.

                     GENERAL AND ADMINISTRATIVE EXPENSES

                     During the nine months ended November 30, 1997 and 1996, the Company paid approximately $6,900 and $3,800, respectively, to the partnership described above for lodging expenses for the Company's customers and suppliers.

                     OTHER INCOME

                     Other income in 1997 and 1996 includes approximately $40,000 and $300, respectively, of interest and capital gains which represent the Company's share of earnings by the partnership described above.

                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                   NOTES TO FINANCIAL STATEMENTS


3.  INVENTORY        The Company's inventory consists of:


                     NOVEMBER 30,                             1997        1996
                     ----------------------------------------------------------
                     Plasma                             $   91,120    $368,818
                     Other products                        342,118     221,531
                     ----------------------------------------------------------

                     Total                                $421,028     608,349
                     ----------------------------------------------------------

4.  PROFIT SHARING   The  Company  has  a  profit  sharing  plan pursuant to
    PLAN             Section  401(k)  of the Internal Revenue Code. The plan
                     provides for discretionary contributions by the Company as determined by a committee made up of shareholders of the Company. For the nine months ended November 30, 1997 and 1996, the Company contributed $50,538 and $45,127, to the plan.

5.  COMMITMENTS      LINE OF CREDIT

                     The Company has a line of credit expiring November 1, 1998, which provides for borrowings up to $250,000 at the lender's prime rate (8.50% per annum at November 30, 1997) plus 1.25%. The terms of the line of credit agreement require a minimum interest rate of 8.50% per annum. The terms also require maintenance of certain financial ratios. The line is secured by substantially all assets of the Company and is personally guaranteed by owner-officers of the Company. The Company did not draw on the line during the nine months ended November 30, 1997 and 1996. The line of credit was terminated subsequent to period end.

                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                   NOTES TO FINANCIAL STATEMENTS


5.  COMMITMENTS      LEASES
    (CONTINUED)
                     The Company leases its facilities under operating leases expiring in August 1998. Future minimum payments due under this non-cancelable operating lease are:




                     NINE MONTHS ENDING NOVEMBER 30,                      Total
                     ----------------------------------------------------------
                          1998                                   $       16,000
                     ----------------------------------------------------------
                                                                 $       16,000


                     Rent expense for the nine months ended November 30,1997 and 1996 was $23,702 and $23,204.

6.  INCOME TAXES     Deferred  income  taxes reflect the impact of temporary
                     differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

                     The Company changed its tax accounting method from cash to accrual basis during the fiscal year ended May 31, 1995. As a result of this change in accounting method, the Company recorded a deferred tax liability of $157,000 and $314,000 at May 31, 1997 and 1996, which is due $157,000 each year through May 31, 1998.

7.  CONCENTRATION    The Company sells its products on credit to
    OF CREDIT RISKS pharmaceutical companies, biotechnology companies, AND SIGNIFICANT hospitals and other distributors.
    CUSTOMERS

                                                  THE WESTERN STATES GROUP, INC.
                                                                     (UNAUDITED)

                                                   NOTES TO FINANCIAL STATEMENTS


7.  CONCENTRATION    Plasma processing, storage, labeling and distribution
    OF CREDIT RISKS  activities Are subject to strict regulation and
    AND SIGNIFICANT  licensing by the U.S. Food and Drug Administration
    CUSTOMERS        (FDA). The Company's facilities and those of its turn-
    (CONTINUED)      key manufacturers and  its suppliers are subject to
                     periodic inspection by the FDA. Failure to comply or correct deficiencies with applicable laws or regulations could subject the Company, Its manufacturers or its suppliers to enforcement action, including product seizures, recalls, facility closure, license revocation and civil and criminal penalties, any one or more of which could have a material, adverse effect on the Company's business.

                     Laws and regulations with similar substantive and enforcement provisions are also in effect in many of the states and municipalities where the Company, its manufacturers and its suppliers do business. Any change in existing federal, state or municipal laws or regulations, or in the interpretation or enforcement thereof, or the promulgation of any additional laws or regulations could have an adverse effect on the Company's business.

                     For the nine months ended November 30, 1997, approximately 15% of the net sales were made to one customer. For the nine months ended November 30, 1996, no individual customer accounted for 10% or more of revenue. At November 30, 1997, approximately 60% of accounts receivable was due from two customers. At November 30, 1996, approximately 27% of accounts receivable was due from two customers.

8.  SUBSEQUENT       On February 13, 1998, the stockholders of the Company
    EVENTS           sold all of the Company's outstanding shares of stock
                     to SeraCare, Inc. under terms of a Stock Purchase
                     Agreement for cash, common shares of SeraCare, Inc. and cash payments to be determined by the future financial performance of the Company. Certain key executives received multi-year employment agreements.

                     In January 1998, the Company terminated its line of credit.

ITEM 7. (b)  PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet as of November 30, 1997 and the Unaudited Pro Forma Statement of Operations for the nine months ended November 30, 1997 are based on the unaudited historical Consolidated Financial Statements of the Company included in the Company's Quarterly Report on Form 10QSB. The Unaudited Pro Forma Statement of Operations for the year ended February 28, 1997 is based on the audited historical Consolidated Financial Statements of the Company, included in the Company's Annual Report on Form 10KSB/A. Both the nine month and year Statements of Operations have been adjusted to give effect to the acquisition of substantially all of the operating assets of Consolidated Technologies, Inc. and all of the common stock of Western States Group, Inc., using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the Pro Forma Statements. The Unaudited Pro Forma Consolidated Balance Sheet of the Company as of November 30, 1997 gives effect to the transactions as if they occurred on November 30, 1997. The pro forma consolidated statements of operations for the nine months ended November 30, 1997 and the year ended February 28, 1997 give effect to the transactions as if they occurred on the first day of each such period.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma statements of operations do not purport to represent what the Company's financial results of operations would actually have been had the transaction in fact occurred on such dates or to project the Company's financial position or results of operations for any future period.

The Pro Forma Statements and the Notes thereto should be read in conjunction with the historical Consolidated Financial Statements of the Company and Notes thereto included in the Company's Annual Report on Form 10KSB/A for the year ended February 28, 1997 which is hereby incorporated by this reference and the audited historical Combined Financial Statements of Consolidated Technologies, Inc. and Affiliate for the years ended December 31, 1996 and 1995 and the audited historical Financial Statements of The Western States Group, Inc. for the years ended May 31, 1997 and 1996, which were included in the initial filing of this Form 8K and which are hereby incorporated by this reference.

1.  PRO FORMA CONSOLIDATED BALANCE SHEET AS OF NOVEMBER 30, 1997.


SERACARE, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF  NOVEMBER 30,  1997
(IN WHOLE DOLLARS)                                                        Adjustments to Reflect Acquisitions
                                                                  ---------------------------------------------------
(UNAUDITED)
                                                 SeraCare, Inc     Subordinated    Western States    Consolidated        Pro forma
                                                   Historical      Debt Issuance     Group, Inc.   Technologies, Inc.  Consolidated
                                               ----------------   ---------------  --------------  ------------------  ------------

ASSETS
CURRENT ASSETS

  Cash                                         $        779,363  $   15,267,143    $   (3,485,058)  $   (5,600,000)    $ 6,961,448
  Accounts receivable                                 3,451,149                         1,043,030                        4,494,179
  Inventory                                           2,246,717                           783,649          839,567       3,869,933
  Prepaid expenses                                      159,414                             1,500          130,673         291,587
                                               ----------------   ---------------  --------------  ------------------  ------------
    Total Current Assets                       $      6,636,643  $   15,267,143    $   (1,656,879)  $   (4,629,760)    $15,617,147
                                               ----------------   ---------------  --------------  ------------------  ------------


Property and equipment - net                          2,107,714                             6,391          344,106       2,458,211
Land available for sale                                  25,000                                                             25,000
FDA licenses, net of amortization                     2,730,087                                                          2,730,087
Donor base and records, net of amortization           1,513,683                                                          1,513,683

Reorganization value in excess of amounts
 allotcated to identifiable assets, net of
 amortization                                           700,995                                                            700,995
Goodwill, net of  amortization                          866,113                         2,490,909        5,815,677       9,172,699
Deferred Bond Discount                                        0       8,388,264                                          8,388,264
Other assets                                            600,276                            11,221                          611,497
                                               ----------------   ---------------  --------------  ------------------  ------------
Total Assets                                   $     15,180,511   $  23,655,407    $      851,642   $    1,530,023     $41,217,583
                                               ----------------   ---------------  --------------  ------------------  ------------
                                               ----------------   ---------------  --------------  ------------------  ------------

Liabilities and Stockholders' Equity
Current liabilities
  Accounts payable                             $      1,188,071   $                $      413,354   $                  $ 1,601,425
  Accrued payroll and related expenses                  219,955                                                            219,955
  Accrued expenses                                      859,285                                                            859,285
  Bridge loans - Directors                            1,522,500                                                          1,522,500
  Bridge loans - Others                               1,638,447                                                          1,638,447
  Other notes payable                                   600,000                                                            600,000
  Current portion of long-term debt                     358,567                                                            358,567
  Customer advances                                   1,017,532                                                          1,017,532
                                               ----------------   ---------------  --------------  ------------------  ------------
  Total current liabilities                    $      7,404,357   $           0    $      413,354   $            0     $ 7,817,711
                                               ----------------   ---------------  --------------  ------------------  ------------

Long-term Debt                                          178,118                                                            178,118
Subordinated debentures                                              16,000,000                                         16,000,000
Series A redeemable preferred stock,                                                                                             0
 2,200 issued and outstanding                           285,174                                                            285,174
Stockholders' equity                                                                                                             0
  Common stock, $.001 par value, 25,000,000                                                                                      0
    shares authorized, 5,549,800 (including                                                                                      0
    119,875 to be issued) deemed issued
    and outstanding                                       5,550                               125              436           6,111
  Additional paid-in capital                          7,791,148       7,655,407           438,163        1,529,587      17,414,305
  Accumulated deficit since February 6, 1996           (483,836)                                                          (483,836)
                                               ----------------   ---------------  --------------  ------------------  ------------
  Total stockholders equity                    $      7,312,862  $    7,655,407    $      438,288   $    1,530,023     $16,936,580
                                               ----------------   ---------------  --------------  ------------------  ------------

Total Liabilities and Stockholders' Equity     $     15,180,511  $   23,655,407    $      851,642   $    1,530,023     $41,217,583
                                               ----------------   ---------------  --------------  ------------------  ------------
                                               ----------------   ---------------  --------------  ------------------  ------------


See accompanying notes to unaudited pro forma consolidated balance sheet.


SeraCare, Inc.
Notes to Unaudited Pro Forma Consolidated Balance Sheet
As of November 30, 1997


The historical consolidated balance sheet presented for the Company is as of November 30, 1997. The acquisitions are reflected as of December 31, 1997, the effective date of such transactions. The Subordinated Debenture issuance is reflected as of the date of issuance on February 13, 1998. The Adjustments to Reflect Acquisitions reflect the full net impact of the indicated transactions as follows:

SUBORDINATED DEBT ISSUANCE. The cash received from the issuance of $16.0 of Subordinated Debentures has been adjusted to reflect the costs directly related to the issuance including a referral fee and legal expenses. A part of the cash received from the Subordinated Debt issuance was used to finance the cash portions of acquisitions of Western States Group, Inc. and Consolidated Technologies, Inc. and has been recorded accordingly. The deferred bond discount represents the fair market value of the warrants issued in conjunction with the issuance of the Subordinated Debentures plus the costs directly related to the issuance.

WESTERN STATES GROUP, INC. The total cost for the purchase of all of the stock of Western States acquisition has been preliminarily allocated to tangible and identifiable intangible assets and liabilities based upon management's estimate of their respective fair market values with the excess of cost over the fair value of net assets acquired allocated to goodwill. The amount of the purchase cost is subject to adjustment under terms of the Stock Purchase Agreement. Additionally, allocation of the purchase cost may be subject to revision when additional information concerning asset and liability valuations is obtained. The purchase price is also subject to adjustment over the twenty four month period following the effective date of the acquisition based on the post-acquisition performance of Western States.


CONSOLIDATED TECHNOLOGIES, INC. The total cost for the purchase of substantially all of the operating assets Consolidated Technologies has been preliminarily allocated to tangible and identifiable intangible assets based upon management's estimate of their respective fair market values with the excess of cost over the fair value of net assets acquired allocated to goodwill. The amount of the purchase cost is subject to adjustment under terms of the Asset Purchase Agreement. The allocation of the purchase cost may be subject to revision when additional information concerning asset and liability valuations is obtained.

2. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED NOVEMBER 30, 1997.


SERACARE, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED NOVEMBER 30, 1997
(In whole dollars, except per share data)
(Unaudited)
                                                     Western States  Consolidated      American Plasma
                                      SeraCare, Inc.  Group, Inc.   Technologies, Inc. Management, Inc.  Pro forma      Pro forma
                                        Historical      Historical     Historical         Historical    Adjustments   Consolidated
                                     --------------- -------------- -----------------  --------------- ------------  --------------

Net sales                            $     7,243,018     7,097,306     3,020,631         4,501,503       (126,000)   $  21,736,458
Cost of sales                              6,010,897     5,344,977     2,084,118         3,622,152        (58,216)      17,003,928
                                     --------------- -------------- -----------------  --------------- ------------  --------------
Gross profit                               1,232,121     1,752,329       936,513           879,351        (67,784)       4,732,530

General and administrative expenses        1,024,119     1,463,918       744,801         1,175,453     (1,799,595)       2,608,696
                                     --------------- -------------- -----------------  --------------- ------------  --------------
Net income (loss) from operations            208,002       288,411       191,712          (296,102)     1,731,811        2,123,834

Interest (income) expense - net              185,628       (12,654)      154,166            92,973      1,095,851        1,515,964
Other expense (income), net                   (1,280)      (40,371)      (37,335)          (64,560)        64,560          (78,986)
                                     --------------- -------------- -----------------  --------------- ------------  --------------
Net income (loss) before taxes       $        23,654       341,436        74,881          (324,515)       571,400          686,856
Taxes on income(*)                                 0             0             0                 0        112,822          112,822
                                     --------------- -------------- -----------------  --------------- ------------  --------------
Net income (loss)                    $        23,654       341,436        74,881          (324,515)       458,578          574,034
                                     --------------- -------------- -----------------  --------------- ------------  --------------
                                     --------------- -------------- -----------------  --------------- ------------  --------------

Earnings (loss) per common share                                                                                     $       0.116
                                                                                                                     --------------
                                                                                                                     --------------

Weighted average number of common
  and common equivalent shares(1)                                                                                        4,966,364
                                                                                                                     --------------
                                                                                                                     --------------


SERACARE, INC.
ADJUSTMENTS - PRO FORMA PRESENTATION
FOR THE NINE MONTHS ENDED NOVEMBER 30, 1997


SALES:

AMERICAN PLASMA MANAGEMENT INC.
   Eliminate miscellaneous income not related to acquired business                                       (126,000)
                                                                                                     -------------
                                                                                                     -------------

DIRECT COSTS:
CONSOLIDATED TECHNOLOGIES, INC.
   Eliminate Cone Bio Products & Cenetron Consulting Fees relating to operations not acquired              (2,350)
   Eliminate expenses of Seguin Lab not acquired                                                         (157,985)
   Add Goodwill amortization from acquisition                                                             208,260
   Change in manufacturing processing from outside vendor to Consolidated Technologies                   (223,549)
WESTERN STATESGROUP, INC.
   Add Goodwill amortization from acquisition                                                              81,783
AMERICAN PLASMA MANAGEMENT INC.
   Amortization of donor base & records and FDA licenses acquired                                          35,625
                                                                                                     -------------
     TOTAL                                                                                                (58,216)
                                                                                                     -------------
                                                                                                     -------------
SG & A EXPENSES:
CONSOLIDATED TECHNOLOGIES, INC.
   Adjust executive salaries as per agreement                                                              14,301
   Elimination of Sales Department                                                                        (68,545)
   Administrative Salaries and expenses not acquired including family members                            (409,645)
WESTERN STATES GROUP, INC.
   Eliminate non-business donations                                                                        (5,600)
   Eliminate non-business professional fees                                                               (32,915)
   Elimination of Pension Plan expense - plan desolved                                                    (50,538)
   Elimination of expenses of condo not acquired                                                           (9,265)
   Reduce executive salaries and bonuses as per agreement                                                (563,753)
AMERICAN PLASMA MANAGEMENT INC.
   Eliminate Administrative overhead not acquired                                                        (673,635)
                                                                                                     -------------
     Total                                                                                             (1,799,595)
                                                                                                     -------------
                                                                                                     -------------
INTEREST (EXPENSES) INCOME:
Eliminate Interest Income - Western States                                                                 10,825
Eliminate Interest Expense on obligations not acquired - CTI                                             (168,878)
Eliminate Interest Expense on debt not acquired - American Plasma Mgnt                                    (56,973)
Amortise Deferred Debenture discount allocable to acquisitions of WS and CTI                              443,889
Add Interest Expense on cash borrowed and  used in acquisition of WS and CTI                              866,988
                                                                                                     -------------
     TOTAL                                                                                              1,095,851
                                                                                                     -------------
                                                                                                     -------------
OTHER EXPENSE (INCOME), NET
Eliminate misc net income not related to operations acquired - American                                    64,560
                                                                                                     -------------
                                                                                                     -------------


* Historical taxes on income have been excluded in favor of an overall calculation which reflects available loss carry forwards.

3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED FEBRUARY 28, 1997.


SERACARE, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED FEBRUARY 28, 1997
(In whole dollars, except per share data)
(Unaudited)
                                                     Western States  Consolidated      American Plasma
                                      SeraCare, Inc.  Group, Inc.   Technologies, Inc. Management, Inc.  Pro forma      Pro forma
                                        Historical      Historical     Historical         Historical    Adjustments   Consolidated
                                     --------------- -------------- -----------------  --------------- ------------  --------------

Net sales                            $     6,661,679     7,952,960     4,048,888         6,002,004       (168,000)   $  24,497,531
Cost of sales                              6,148,820     5,953,978     2,630,475         4,829,536       (163,265)      19,399,544
                                     --------------- -------------- -----------------  --------------- ------------  --------------
Gross profit                                 512,859     1,998,982     1,418,413         1,172,468         (4,735)       5,097,987

General and administrative expenses          753,179     1,941,458       942,893         1,567,270     (2,428,904)       2,775,896
                                     --------------- -------------- -----------------  --------------- ------------  --------------
Net income (loss) from operations           (240,320)       57,524       475,520          (394,802)     2,424,169        2,322,091

Interest expense                             208,255             0       204,210           123,964      1,526,468        2,062,897
Other expense (income), net                   62,533       (53,877)      (77,974)          (86,080)        86,080          (69,318)
                                     --------------- -------------- -----------------  --------------- ------------  --------------
Net income (loss) (*)                $      (511,108)      111,401       349,284          (432,686)       811,621    $     328,512
                                     --------------- -------------- -----------------  --------------- ------------  --------------
                                     --------------- -------------- -----------------  --------------- ------------  --------------

Earnings (loss) per common share                                                                                     $       0.131
                                                                                                                     --------------
                                                                                                                     --------------
Weighted average number of common
  and common equivalent shares(1)                                                                                        2,509,042
                                                                                                                     --------------
                                                                                                                     --------------

SERECARE, INC.
ADJUSTMENTS TO PRO FORMA PRESENTATION
FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 1997

SALES:
AMERICAN PLASMA MANAGEMENT INC.
   Eliminate miscellaneous income not related to acquired business                                       (168,000)
                                                                                                       ------------
                                                                                                       ------------

DIRECT COSTS:

Consolidated Technologies, Inc.
   Eliminate Cone Bio Products & Cenetron Consulting Fees relating to operations not acquired            (133,200)
   Eliminate expenses of Seguin Lab not acquired                                                          (84,738)
   Add Goodwill amortization from acquisition                                                             277,681
   Change in manufacturing processing from outside vendor to Consolidated Technologies                   (379,552)
Western States
   Add Goodwill amortization from acquisition                                                             109,044
American Plasma Management Inc.
   Amortization of donor base & records and FDA licenses acquired                                          47,500
                                                                                                       ------------
     Total                                                                                               (163,265)
                                                                                                       ------------
                                                                                                       ------------

SG & A EXPENSES:
Consolidated Technologies, Inc.
   Adjust executive salaries as per agreement                                                              19,064
   Eliminate Consulting fees not related to operations acquired                                          (118,543)
   Elimination of Sales Department                                                                        (81,684)
   Eliminate purchase of specialty materials not used in business acquired                                (39,504)
   Elimination of administrative salaries and expenses not acquired including family members             (256,818)
Western States Group, Inc.
   Eliminate non-business related donations                                                               (11,100)
   Eliminate non-business related professional fees                                                       (45,619)
   Elimination of Pension Plan expense - plan desolved                                                    (49,368)
   Eliminate expenses of Russian/Mexico Project which was abandoned                                       (78,312)
   Elimination of expenses of condo not acquired                                                          (13,604)
   Elimination of Agency fees included in financial statements in error                                  (140,236)
   Reduce executive salaries as per agreement                                                            (715,000)
American Plasma Management Inc.
    Eliminate Administrative overhead not acquired                                                       (898,180)
                                                                                                       ------------
     Total                                                                                             (2,428,904)
                                                                                                       ------------
                                                                                                       ------------

INTEREST (EXPENSES) INCOME:
Eliminate Interest Income - Western States                                                                 53,877
Eliminate Interest Expense on obligations not acquired - CTI                                             (199,280)
Eliminate Interest Exp on debt not acquired - American Plasma Mgnt                                        (75,964)
Amortise Deferred Debenture Discount allocable to acquisition of WS and CTI                               591,850
Add Interest Expense on cash borrowed and  used in acquisition of WS and CTI                            1,155,985
                                                                                                       ------------
     Total                                                                                              1,526,468
                                                                                                       ------------
                                                                                                       ------------

OTHER EXPENSE (INCOME), NET
Eliminate misc net income not related to operations acquired - American                                    86,080
                                                                                                       ------------
                                                                                                       ------------


* Historical taxes on income have been excluded in favor of an overall calculation which reflects available loss carry forwards.